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                                   EXHIBIT 21


                 Subsidiaries of First United Bancshares, Inc.
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                                                                      EXHIBIT 21



                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries


Name                                                                         Jurisdiction of Incorporation
- ----                                                                         -----------------------------
The First National Bank of El Dorado, El Dorado, Arkansas                            United States

City National Bank of Fort Smith, Fort Smith, Arkansas                               United States

First National Bank of Magnolia, Magnolia, Arkansas                                  United States

Merchants and Planters Bank N.A., Camden, Arkansas                                   United States

First United Trust Company, N..A., El Dorado, Arkansas                               United States

Commercial Bank at Alma, Alma, Arkansas`                                             Arkansas

First Stuttgart Bank & Trust Company, Stuttgart, Arkansas                            Arkansas

Bank of North Arkansas, Melbourne, Arkansas                                          Arkansas

FirstBank, Texarkana, Texas                                                          Texas